Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

February 1, 2011

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Proteonomix, Inc. on Form S-1 of our audit report, dated March 26, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2009 and 2008 which appear in such Registration Statement.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1 and this Prospectus.

KBL, LLP

/s/ KBL, LLP

New York, NY

February 1, 2011